Exhibit Q. 1

 FEDERATED INDEX TRUST

AMENDMENT #17
TO THE RESTATED AND AMENDED
DECLARATION OF TRUST

Dated May 19, 2000

	THIS Restated
and Amended Declaration
of Trust is amended as
follows:

	Strike the first
paragraph of Section 5 -
Establishment and
Designation of Series
or Class of Article III -
BENEFICIAL INTEREST from
the Declaration of Trust and
substitute in its place
the following:

Section 5.  Establishment
and Designation of Series
or Class.
Without limiting the
authority of the Trustees
set forth in Article XII,
Section 8,
inter alia, to establish
and designate any additional
Series or Class or to modify
the rights and preferences
of any existing Series
or Class, the Series
shall be, and
are established and
designated as:

Federated Max-Cap Index Fund
Class C Shares
Class R Shares
Institutional Service Shares
Institutional Shares
Federated Mid-Cap Index Fund
Institutional Service Shares

	The undersigned hereby
certify that the above-stated
Amendment is a true
and correct Amendment to the
Declaration of Trust, as
adopted by the Board of
Trustees
at a meeting on the 13th
day of August, 2010, to
become effective on
December 31,
2010.

	WITNESS the due
execution hereof this
9th day of November, 2010.


/s/ John F. Donahjue
/s/ Peter E. Madden
John F. Donahue
Peter E. Madden


/s/ John T. Conroy, Jr.
/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.
Charles F. Mansfield, Jr.


/s/ Nicholas P. Constantakis
/s/ R. James Nicholson
Nicholas P. Constantakis
R. James Nicholson


/s/ John F. Cunningham
/s/ Thomas M. O'Neill
John F. Cunningham
Thomas M. O'Neill


/s/ J. Christopher Donahue
/s/ John S. Walsh
J. Christopher Donahue
John S. Walsh


/s/ Maureen Lally-Green
/s/ James F. Will
Maureen Lally-Green
James F. Will